EXTENDED STAY AMERICA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 RESULTS
-Net Income of $40.2 million and $172.2 million in the Fourth Quarter and Full Year, Respectively
-Adjusted EBITDA1 of $140.2 million and $622.9 million in the Fourth Quarter and Full Year, Respectively
-Comparable Hotel2 RevPAR grew 3.3% and 1.9% in the Fourth Quarter and Full Year, Respectively
-Increased Paired Share Repurchase Authorization by $100 million
-Completed 25 Hotel Asset Sale
-Issues 2018 Guidance

CHARLOTTE, N.C. - February 27, 2018 (GlobeNewswire) - Extended Stay America, Inc. and ESH Hospitality, Inc. (NYSE:STAY) (together, the “Company”) today announced consolidated results for the quarter and year ended December 31, 2017.
Fourth Quarter 2017 Highlights

•	Total revenues grew 2.3% to $302.5 million

•	Comparable Hotel Revenue Per Available Room (“RevPAR”) grew 3.3% to $47.01

•	Adjusted EBITDA of $140.2 million

•	Adjusted Funds From Operations ("Adjusted FFO")[1] of $0.40 per diluted Paired Share

•	Adjusted Paired Share Income[1] of $36.2 million, or $0.19 per diluted Paired Share

•	Provisional Income Tax Expense Charge of $4.1 million from the 2017 Tax Cut and Jobs Act, or $(0.02) per diluted Paired Share
Full Year 2017 Highlights

•	Total revenues grew 1.0% to $1,282.7 million

•	Comparable Hotel RevPAR grew 1.9% to $50.13

•	Adjusted EBITDA increased to $622.9 million

•	Adjusted FFO of $1.84 per diluted Paired Share

•	Adjusted Paired Share Income of $192.9 million, or $1.00 per diluted Paired Share

•	Capital Expenditures of $166.4 million

Extended Stay America’s Chief Executive Officer, Jonathan Halkyard, commented, “We finished 2017 strong with our highest quarterly RevPAR growth of the year, aided by improved performance in California and markets impacted by Hurricane Harvey and Irma.”

Mr. Halkyard continued, “Looking to 2018, we are encouraged by the strength of consumer and business optimism we have seen across the country. Our portfolio transformation moves ahead with the recently completed 25 hotel asset sale and we welcome the

1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included herein (i.e., Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share).
2 Comparable Hotels include the 624 Extended Stay America hotels owned and operated during the full three and twelve month periods ended December 31, 2017 and 2016.

buyer as the first third party owner into our system. We expect to continue to de-lever our balance sheet this year as well as return a significant amount of capital to shareholders through dividends and share repurchases.”

Financial and Operating Results
Total revenues for the three months ended December 31, 2017 were $302.5 million. Other hotel revenues increased 4.8% to $5.1 million. Total revenues for the year ended December 31, 2017 were $1,282.7 million. Other hotel revenues for the year increased 10.8% to $21.9 million. Total revenue growth for both the fourth quarter and full year 2017 were negatively impacted by lost revenue from four hotels sold in the second quarter of 2017 and one hotel sold in the fourth quarter of 2017.

Comparable Hotel RevPAR for the three months ended December 31, 2017 grew 3.3% over the same period in 2016, driven by an improvement in average daily rate (“ADR”) of 4.7%, partially offset by a 100 basis point decline in occupancy to 69.8%. Comparable Hotel RevPAR for the year ended December 31, 2017 increased 1.9% over the same period in 2016, driven by a 1.3% increase in ADR and a 50 basis point increase in occupancy to 74.6%.

Hotel Operating Margin1 for the three months ended December 31, 2017 was 53.0% compared to 55.1% in the same period in 2016. Hotel Operating Margin for the year ended December 31, 2017 was 55.0% compared to 55.1% in the same period in 2016.

Net income for the three months ended December 31, 2017 was $40.2 million compared to $30.1 million in the same period in 2016. Net income in the fourth quarter was positively impacted by a gain on an asset sale, partially offset by a higher income tax rate. Income tax expense for the three months ended December 31, 2017 was $18.8 million, including a $4.1 million provisional income tax expense charge related to the 2017 Tax Cut and Jobs Act, compared to $8.1 million in the same period in 2016. Net income for the year ended December 31, 2017 was $172.2 million compared to $163.4 million in the same period in 2016. Income tax expense for the year ended December 31, 2017 was $59.5 million compared to $34.4 million in the same period in 2016.

Adjusted EBITDA for the three months ended December 31, 2017 was $140.2 million. Adjusted EBITDA for the three months excludes a non-cash equity-based compensation benefit of $1.5 million, impairment charges of $4.8 million, an $11.9 million gain on asset sale and loss on disposal of assets and other net expenses of $0.5 million. Adjusted EBITDA for the year ended December 31, 2017 was $622.9 million. Adjusted EBITDA for the year excludes non-cash equity based compensation of $7.6 million, impairment charges of $25.2 million, net gain on sale of hotel properties of $10.0 million and loss on disposal of assets and other net expenses of $9.5 million.

Adjusted FFO for the three months ended December 31, 2017 was $77.1 million, a decrease from the same period in 2016 due to an increase in the effective tax rate, primarily from a one-time provisional income tax expense charge of $4.1 million in the fourth quarter of 2017 related to the 2017 Tax Cut and Jobs Act. Adjusted FFO per diluted Paired Share was $0.40 compared to $0.41 in the same period in 2016. Adjusted FFO for the year ended December 31, 2017 was $357.1 million. Adjusted FFO per diluted Paired Share was $1.84 compared to $1.79 for the same period in 2016. Adjusted FFO, a non-GAAP measure, represents funds from operations, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A

Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Adjusted Paired Share Income for the three months ended December 31, 2017 was $36.2 million, or $0.19 per diluted Paired Share, compared to $38.8 million, or $0.20 per diluted Paired Share, in the same period in 2016. The decline in adjusted Paired Share Income was due to an increase in the effective tax rate, which included a $(0.02) impact from the 2017 Tax Cut and Jobs Act. Adjusted Paired Share Income for the year ended December 31, 2017 was $192.9 million, or $1.00 per diluted Paired Share, compared to $199.0 million, or $0.99 per diluted Paired Share, in the same period in 2016. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share.

Capital Expenditures
The Company invested $33.5 million in capital expenditures during the fourth quarter of 2017. For the year ended December 31, 2017, the Company invested $166.4 million in capital expenditures, including approximately $11.9 million related to insurable events and approximately $3.8 million for ESA 2.0 investments.

Asset Dispositions
The Company recently completed the sale of 25 hotels for gross proceeds of $114.0 million, including franchise application fees. These hotels will remain branded as Extended Stay America hotels and the Company will manage the hotels. The Company sold one additional hotel for $16.0 million in December 2017. In conjunction with the single hotel asset sale in December 2017, the Company entered into a 1031 exchange to buy land as well as a hotel conversion opportunity that we expect to close on during the second quarter 2018. The Company currently expects to close on the sale of our previously announced Austin hotel in 2018 or 2019 for approximately $44.8 million. The Company expects to remain approximately leverage neutral as a result of these transactions.

Distribution and Share Repurchases
On February 27, 2018, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. declared cash distributions totaling $0.21 per Paired Share for the fourth quarter of 2017. The distributions are payable on March 27, 2018 to shareholders of record as of March 13, 2018.

During the fourth quarter of 2017, the Company repurchased approximately 0.2 million Paired Shares for an aggregate purchase price of approximately $3.5 million. For the full year of 2017, the Company repurchased approximately 3.6 million Paired Shares for an aggregate purchase price of approximately $62.3 million. Between January 1, 2018 through this morning, the Company had repurchased approximately 1.1 million Paired Shares for an aggregate purchase price of approximately $20.6 million. On February 27, 2018, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. authorized a combined increase of up to $100 million for Paired Share repurchases. As of February 27, 2018, the Company had approximately $177.4 million in repurchase authorization remaining.

2018 Outlook
The Company’s outlook for 2018 is as follows:

Full Year 2018	599 Hotel Basis
in millions, except %	Low	High

Total Revenues*	$1,257	$1,282
Comparable RevPAR % Δ*	1.0%	3.0%
Net Income	$197	$220
Adjusted EBITDA*	$600	$620
Comparable Adjusted EBITDA % Δ*	-0.9%	+2.4%
Depreciation and Amortization	$220	$220
Net Interest Expense	$130	$130
Effective Tax Rate	16%	17%
Capital Expenditures	$180	$210

*Comparable RevPAR % Δ and Adjusted EBITDA % Δ is the outlook for the 599 hotels owned and operated by the Company as of February 27, 2018 for the full year 2017 and 2018. The 2018 total revenues and Adjusted EBITDA outlook includes approximately $1.4 million in contribution and $4 million in revenue from the 25 hotels sold in the first quarter 2018.

The 2018 outlook reflects the recent sale of the previously announced 25 hotel disposition in the first quarter of 2018, one hotel disposition in December 2017 and four hotel dispositions in May 2017, reflecting total lost contribution of approximately $16 million in Adjusted EBITDA and $36 million in total revenues. The Company’s 2018 outlook may change if further asset sales occur during the year. The Company’s capital expenditures outlook includes approximately $40 to $60 million for investments in ESA 2.0, including construction of new hotels, land acquisitions and other investments and approximately $30 to $40 million in IT capital investments.

Webcast and Conference Call Details
The Company will host a conference call on Tuesday, February 27, 2018 at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until March 6, 2018, and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13676594.
Disclosure Regarding Non-GAAP Financial Measures
Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share (collectively, the “Non-GAAP Financial Measures”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S.

GAAP.  These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP.  The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial statements and other disclosures prepared in accordance with U.S. GAAP.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2018 outlook, the expected timing, completion and effects of any proposed asset disposals, expected performance, free cash flow, debt reduction, distribution growth, franchised new builds, owned new builds and other growth opportunities, as such, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2018 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.
About Extended Stay America
Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America.  Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with 599 hotels and approximately 66,000 rooms in the U.S. ESA manages all of ESH’s hotel properties and also manages 26 additional Extended Stay America hotels, providing over 8,000 jobs at Extended Stay America hotels and corporate headquarters. Extended Stay America® is the leading brand in the mid-priced extended stay segment, with approximately twice as many rooms as its nearest competitor. Visit www.esa.com for more information.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@esa.com	tatkins@esa.com

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(In thousands, except per share data)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2017	2016	% Variance		2017	2016	% Variance
(unaudited)				(audited)
			REVENUES:
$297,363	$290,819	2.3%	Room revenues	$1,260,868	$1,250,865	0.8%
5,142	4,906	4.8%	Other hotel revenues	21,857	19,728	10.8%

302,505	295,725	2.3%	Total revenues	1,282,725	1,270,593	1.0%

			OPERATING EXPENSES:
142,819	136,274	4.8%	Hotel operating expenses	585,545	580,772	0.8%
19,092	24,493	(22.1)%	General and administrative expenses	94,652	98,045	(3.5)%
56,427	57,035	(1.1)%	Depreciation and amortization	229,216	221,309	3.6%
4,812	7,072	(32.0)%	Impairment of long-lived assets	25,169	9,828	156.1%

223,150	224,874	(0.8)%	Total operating expenses	934,582	909,954	2.7%

11,870	—	n/a	GAIN ON SALE OF HOTEL PROPERTIES, NET	9,973	—	n/a

559	5	11,080.0%	OTHER INCOME	2,959	25	11,736.0%

91,784	70,856	29.5%	INCOME FROM OPERATIONS	361,075	360,664	0.1%

27	(507)	(105.3)%	OTHER NON-OPERATING EXPENSE (INCOME)	(399)	(1,576)	(74.7)%

32,814	33,075	(0.8)%	INTEREST EXPENSE, NET	129,772	164,537	(21.1)%

58,943	38,288	53.9%	INCOME BEFORE INCOME TAX EXPENSE	231,702	197,703	17.2%

18,793	8,140	130.9%	INCOME TAX EXPENSE	59,514	34,351	73.3%

40,150	30,148	33.2%	NET INCOME	172,188	163,352	5.4%

(90,055)	(84,547)	6.5%	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS (1)	(93,341)	(93,420)	(0.1)%

$(49,905)	$(54,399)	(8.3)%	NET (LOSS) INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC COMMON SHAREHOLDERS	$78,847	$69,932	12.7%

$(0.26)	$(0.28)		NET (LOSS) INCOME PER EXTENDED STAY AMERICA, INC. COMMON SHARE - DILUTED	$0.41	$0.35

192,301	196,973		WEIGHTED-AVERAGE EXTENDED STAY AMERICA, INC. COMMON SHARES OUTSTANDING - DILUTED	193,670	200,736

(1) Noncontrolling interest in Extended Stay America, Inc. include approximately 43% and 44% of ESH REIT's common equity as of December 31, 2017 and 2016, respectively.

			CONSOLIDATED BALANCE SHEET DATA
			AS OF DECEMBER 31, 2017 AND DECEMBER 31, 2016
			(In thousands)
			(audited)

				December 31,	December 31,
				2017	2016
			Cash and cash equivalents	$113,343	$84,158
			Restricted cash	$37,631	$21,614
			Total assets	$4,076,005	$4,180,304
			Total debt, net of unamortized deferred financing costs and debt discounts (2)	$2,541,901	$2,606,476
			Total equity	$1,345,847	$1,377,239

			(2) Unamortized deferred financing costs and debt discounts totaled approximately $49.0 million and $56.5 million as of December 31, 2017 and 2016, respectively.

EXTENDED STAY AMERICA, INC.
OPERATING METRICS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(Unaudited)

Three Months Ended					Twelve Months Ended
December 31,					December 31,
2017	2016		Variance		2017	2016		Variance
624	629		(5)	Number of hotels (as of December 31)	624	629		(5)
68,620	69,383		(763)	Number of rooms (as of December 31)	68,620	69,383		(763)
69.8%	70.7%		(90) bps	Occupancy	74.5%	74.1%		40 bps
$67.30	$64.34		4.6%	ADR	$67.19	$66.43		1.1%
$46.98	$45.52		3.2%	RevPAR	$50.09	$49.23		1.7%

				Hotel Inventory (as of December 31):
624	584	(1)	40	Renovated Extended Stay America	624	584	(1)	40
—	45		(45)	Unrenovated Extended Stay America and other	—	45		(45)
624	629		(5)	Total number of hotels	624	629		(5)

				Renovation Displacement Data (in thousands, except percentages):
6,325	6,384		(59)	Total available room nights	25,170	25,399		(229)
—	85		(85)	Room nights displaced from renovation	101	328		(227)
—%	1.3%		(130) bps	% of available room nights displaced	0.4%	1.3%		(90) bps

COMPARABLE HOTEL OPERATING METRICS(2)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(Unaudited)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2017	2016	Variance		2017	2016	Variance
624	624	—	Number of hotels (as of December 31)	624	624	—
68,620	68,620	—	Number of rooms (as of December 31)	68,620	68,620	—
69.8%	70.8%	(100) bps	Comparable Hotel Occupancy	74.6%	74.1%	50 bps
$67.33	$64.28	4.7%	Comparable Hotel ADR	$67.21	$66.35	1.3%
$47.01	$45.52	3.3%	Comparable Hotel RevPAR	$50.13	$49.20	1.9%

			Comparable Hotel Inventory (as of December 31):
624	580	44	Renovated Extended Stay America	624	580	44
—	44	(44)	Unrenovated Extended Stay America	—	44	(44)
624	624	—	Comparable Hotel number of hotels	624	624	—

			Comparable Hotel Renovation Displacement Data (in thousands, except percentages):
6,313	6,313	—	Comparable Hotel available room nights	25,046	25,046	—
—	85	(85)	Comparable Hotel room nights displaced from renovation	101	328	(227)
—%	1.3%	(130) bps	% of Comparable Hotel available room nights displaced	0.4%	1.3%	(90) bps

(1) Includes three Extended Stay Canada-branded hotels and one Extended Stay America-branded hotel sold in 2017.
(2) Comparable Hotel operating metrics include the results of 624 Extended Stay America hotels owned and operated during the full three and twelve month periods ended December 31, 2017 and 2016.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF ROOM REVENUES, OTHER HOTEL REVENUES AND
HOTEL OPERATING EXPENSES TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(In thousands)
(Unaudited)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2017	2016	Variance		2017	2016	Variance
$297,363	$290,819	2.3%	Room revenues	$1,260,868	$1,250,865	0.8%
5,142	4,906	4.8%	Other hotel revenues	21,857	19,728	10.8%
302,505	295,725	2.3%	Total hotel revenues	1,282,725	1,270,593	1.0%
142,277	132,790	7.1%	Hotel operating expenses (1)	576,938	570,032	1.2%
$160,228	$162,935	(1.7)%	Hotel Operating Profit	$705,787	$700,561	0.7%
53.0%	55.1%	(210) bps	Hotel Operating Margin	55.0%	55.1%	(10) bps

(1) Excludes loss on disposal of assets of approximately $0.5 million, $3.5 million, $8.6 million and $10.7 million, respectively.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(In thousands)
(Unaudited)

Three Months Ended					Twelve Months Ended
December 31,					December 31,
2017		2016			2017		2016
$40,150		$30,148		Net income	$172,188		$163,352
32,814		33,075		Interest expense, net	129,772		164,537
18,793		8,140		Income tax expense	59,514		34,351
56,427		57,035		Depreciation and amortization	229,216		221,309
148,184		128,398		EBITDA	590,690		583,549
(1,497)		3,365		Equity-based compensation	7,552		12,000
27	(1)	(507)	(2)	Other non-operating expense (income)	(399)	(3)	(1,576)	(4)
4,812		7,072		Impairment of long-lived assets	25,169		9,828
(11,870)		—		Gain on sale of hotel properties, net	(9,973)		—
533	(5)	4,139	(6)	Other expenses	9,866	(7)	11,857	(8)
$140,189		$142,467		Adjusted EBITDA	$622,905		$615,658
(1.6)%				% growth	1.2%

(1) Includes foreign currency transaction loss of approximately $0.1 million and gain related to interest rate swap of approximately $0.1 million.

(2) Includes foreign currency transaction gain of approximately $0.5 million.

(3) Includes foreign currency transaction gain of approximately $0.7 million and loss related to interest rate swap of approximately $0.3 million.

(4) Includes foreign currency transaction gain of approximately $1.6 million.

(5) Includes loss on disposal of assets of approximately $0.5 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of the three hotel properties in 2017.

(6) Includes loss on disposal of assets of approximately $3.5 million and costs incurred in connection with 2016 secondary offerings of approximately $0.7 million.

(7) Includes loss on disposal of assets of approximately $8.6 million, costs incurred in connection with 2017 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.2 million due to the revision of an estimate related to the sale of three hotel properties in 2017.

(8) Includes loss on disposal of assets of approximately $10.7 million, costs incurred in connection with 2016 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of a portfolio of 53 hotel properties in 2015.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED PAIRED SHARE
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended			Twelve Months Ended
December 31,			December 31,
2017	2016		2017	2016
$(0.26)	$(0.28)	Net (loss) income per Extended Stay America, Inc. common share - diluted	$0.41	$0.35
$(49,905)	$(54,399)	Net (loss) income attributable to Extended Stay America, Inc. common shareholders	$78,847	$69,932
90,051	84,543	Noncontrolling interests attributable to Class B common shares of ESH REIT	93,325	93,404
55,232	55,938	Real estate depreciation and amortization	224,559	216,950
4,812	7,072	Impairment of long-lived assets	25,169	9,828
(11,870)	—	Gain on sale of hotel properties, net	(9,973)	—
(12,048)	(12,665)	Tax effect of adjustments to net (loss) income attributable to Extended Stay America, Inc. common shareholders	(56,883)	(50,728)
$76,272	$80,489	Funds from Operations	$355,044	$339,386
1,183	72	Debt modification and extinguishment costs	2,351	26,233
(42)	—	(Gain) loss on interest rate swap	314	—
(285)	(14)	Tax effect of adjustments to Funds from Operations	(639)	(6,286)
$77,128	$80,547	Adjusted Funds from Operations	$357,070	$359,333

$0.40	$0.41	Adjusted Funds from Operations per Paired Share- diluted	$1.84	$1.79

192,301	196,973	Weighted average Paired Shares outstanding – diluted	193,670	200,736

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended December 31,					Twelve Months Ended December 31,
2017		2016			2017		2016
$(0.26)		$(0.28)		Net (loss) income per Extended Stay America, Inc. common share - diluted	$0.41		$0.35
$(49,905)		$(54,399)		Net (loss) income attributable to Extended Stay America, Inc. common shareholders	$78,847		$69,932
90,051		84,543		Noncontrolling interests attributable to Class B common shares of ESH REIT	93,325		93,404
40,146		30,144		Paired Share Income	172,172		163,336
1,183		72		Debt modification and extinguishment costs	2,351		26,233
27	(1)	(507)	(2)	Other non-operating expense (income)	(399)	(3)	(1,576)	(4)
4,812		7,072		Impairment of long-lived assets	25,169		9,828
(11,870)		—		Gain on sale of hotel properties, net	(9,973)		—
533	(5)	4,139	(6)	Other expenses	9,866	(7)	11,857	(8)
1,329		(2,166)		Tax effect of adjustments to Paired Share Income	(6,241)		(10,671)
$36,160		$38,754		Adjusted Paired Share Income	$192,945		$199,007

$0.19		$0.20		Adjusted Paired Share Income per Paired Share – diluted	$1.00		$0.99

192,301		196,973		Weighted average Paired Shares outstanding – diluted	193,670		200,736

(1) Includes foreign currency transaction loss of approximately $0.1 million and gain related to interest rate swap of approximately $0.1 million.

(2) Includes foreign currency transaction gain of approximately $0.5 million.

(3) Includes foreign currency transaction gain of approximately $0.7 million and loss related to interest rate swap of approximately $0.3 million.

(4) Includes foreign currency transaction gain of approximately $1.6 million.

(5) Includes loss on disposal of assets of approximately $0.5 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of three hotel properties in 2017.

(6) Includes loss on disposal of assets of approximately $3.5 million and costs incurred in connection with 2016 secondary offerings of approximately $0.7 million.

(7) Includes loss on disposal of assets of approximately $8.6 million, costs incurred in connection with 2017 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.2 million due to the revision of an estimate related to the sale of three hotel properties in 2017.

(8) Includes loss on disposal of assets of approximately $10.7 million, costs incurred in connection with 2016 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of a portfolio of 53 hotel properties in 2015.

EXTENDED STAY AMERICA, INC.
TOTAL REVENUES AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA(1)
FOR YEARS ENDED DECEMBER 31, 2017 (ADJUSTED) AND 2018 (OUTLOOK)
(In thousands)
(Unaudited)

	Year Ended			Year Ending December 31, 2018
	December 31, 2017			(Outlook)(2)
	(Adjusted)(1)			Low		High
	$1,242,837		Total revenues	$1,257,000		$1,282,000

	$172,188		Net income	$196,710		$220,080
	129,772		Interest expense, net	130,000		130,000
	59,514		Income tax expense	40,290		41,920
	229,216		Depreciation and amortization	220,000		220,000
	590,690		EBITDA	587,000		612,000
	(17,372)		Adjusted Property EBITDA of hotels not owned for entirety of periods presented	—		—
	7,552		Equity-based compensation	8,000		8,000
	(399)	(3)	Other non-operating income	—		—
	25,169		Impairment of long-lived assets	—		—
	(9,973)		Gain on sale of hotel properties, net	(5,000)		(10,000)
	9,866	(4)	Other expenses	10,000	(5)	10,000	(5)
	$605,533		Comparable Adjusted EBITDA(2)	$600,000		$620,000
			% growth	-0.9%		2.4%

(1)	2017 results adjusted to reflect only those 599 hotels owned and operated as of February 27, 2018.
(2)	2018 outlook includes revenues of approximately $4.0 million and Adjusted EBITDA of approximately $1.4 million for the 25 hotels sold in February 2018.
(3)	Includes foreign currency transaction gain of approximately $0.7 million and loss related to interest rate swap of approximately $0.3 million.
(4)
Includes loss on disposal of assets of approximately $8.6 million, costs incurred in connection with 2017 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.2 million due to the revision of an estimate related to the sale of three hotel properties in 2017.

(5)	Includes loss on disposal of assets and other non-operating costs.